EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                      OF
                        ODYSSEY MARINE EXPLORATION, INC.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:

                                   ARTICLE I
                                     NAME

     The name of the Corporation shall be:  ODYSSEY MARINE EXPLORATION, INC.

                                  ARTICLE II
                              PERIOD OF DURATION

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                                  ARTICLE III
                              PURPOSES AND POWERS

     1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

     2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

     3. Issuance of Shares. The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

                                 ARTICLE IV
                                CAPITAL STOCK

     The aggregate number of shares which this Corporation shall have authority to issue is: One Hundred Million (100,000,000) shares of $.0001 par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of $.0001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights,

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redemption price and liquidation preference, of any series of shares of
Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such
series.   All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.

     No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

                                  ARTICLE V
                              CUMULATIVE VOTING

     Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting shall not be allowed in the election of directors of this Corporation.

     Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

                                  ARTICLE VI
              TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

     No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, if:

          (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or





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          (b)     The fact of such relationship or interest is disclosed or
known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction in good faith bya majority vote or written consent. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

          (c) The fact of such relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

          (d) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized or approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify the contract or transaction.

                                 ARTICLE VII
                               INDEMNIFICATION

     The Corporation is authorized to provide indemnification of its directors, officers, employees and agents; whether by bylaw, agreement, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification expressly permitted by Section 78.751 of the Nevada Business Corporation Act for breach of duty to the Corporation and its shareholders, subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act. Any repeal or modification of this
Article VII or Article XI shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                ARTICLE VIII
                       ADOPTION AND AMENDMENT OF BYLAWS

     The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                  ARTICLE IX
                                RESIDENT AGENT

     The name of the Corporation's resident agent and the street address in Washoe County, Nevada for such resident agent where process may be served are The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

     The resident agent may be changed in the manner permitted by law.



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                                  ARTICLE X
                         INITIAL BOARD OF DIRECTORS

     The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The initial board of directors of the Corporation shall consist of six (6) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

     John C. Morris          Gregory P. Stemm       William C. Callari
     3507 Frontage Road      3507 Frontage Road     3507 Frontage Road
     Suite 100               Suite 100              Suite 100
     Tampa, FL 33607         Tampa, FL 33607        Tampa, FL 33607

     E. Eugene Cooke         Brad Baker             Gerald Goodman
     3507 Frontage Road      3507 Frontage Road     3507 Frontage Road
     Suite 100               Suite 100              Suite 100
     Tampa, FL 33607          Tampa, FL 33607        Tampa, FL 33607

                                 ARTICLE XI
                          LIMITATION OF LIABILITY OF
            DIRECTORS AND OFFICERS TO CORPORATION AND SHAREHOLDERS

     No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto; or (b) shall have acted or failed to act in a manner involving intentional misconduct, fraud or a knowing violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation Section 78.300 and/or the Nevada Business Corporation Act.

                                 ARTICLE XII
                                INCORPORATOR

     The name and address of the incorporator are: Jon D. Sawyer, 600 - 17th Street, Suite 2700, South Tower, Denver, Colorado 80202.

     IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 26th day of August, 1997.


                                 /s/ Jon D. Sawyer
                                 Jon D. Sawyer




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STATE OF COLORADO     )
                      ) ss.
COUNTY OF DENVER      )

     On the 26th day of August, 1997 personally appeared before me, a notary public, Jon D. Sawyer, who acknowledged before me that he executed the foregoing Articles of Incorporation.

     My commission expires: 7/21/98

                                 /s/ Margaret A. Beck
                                 Notary Public
                                 600 - 17th Street, Suite 2700 South Tower
                                 Denver, CO 80202










































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                   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                              BY RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts the appointment of Resident Agent of ODYSSEY MARINE EXPLORATION, INC.


The Corporation Trust Company of Nevada

                       Resident Agent

By /s/ Marcia J. Sunahara               Date  August 26, 1997
   Marcia J. Sunahara, Asst. Secy.